Exhibit 99.1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE CORECIVIC, INC.	Lead Case No.: 3:16-CV-03040
SHAREHOLDER DERIVATIVE	(Consolidated with No.: 3:16-cv-03169)
LITIGATION
(Derivative Action)
This Document Relates To:	Judge Aleta A. Trauger

ALL ACTIONS.	EXHIBIT C – NOTICE OF PENDENCY AND
PROPOSED SETTLEMENT OF
DERIVATIVE MATTERS

TO:

ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, CORECIVIC, INC. (“CORECIVIC” OR THE “COMPANY”) COMMON STOCK OR SECURITIES OF CORECIVIC AS OF SEPTEMBER 9, 2022 (“CURRENT CORECIVIC SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD CORECIVIC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced shareholder derivative lawsuit as well as related suits. This Notice is provided by Order of the U.S. District Court for the Middle District of Tennessee (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the following actions:

•	In re CoreCivic, Inc. Shareholder Derivative Litigation, Lead Case No. 3:16-cv-03040

•	Friedmann v. Emkes, et al., No. 17-96-I (Tenn. Ch., Davidson Cnty);

•	Delgrosso v. Ferguson, et al., Consolidated Case No. 16-1228-IV (Tenn. Ch., Davidson Cnty.); and

•	Whitehead v. Hininger, et al., No. 24-C-19-000501 OT (Md. Cir. Ct. Balt. City)

Plaintiffs in these actions and related shareholder demand (the “Litigation”) David Zaborny, Shiva Y. Stein, Barbara Delgrosso, Gregory Pellegrini, Anders Gustafsson, Chaundra Whitehead, and Robert Reese (on behalf of themselves and derivatively on behalf of CoreCivic) (collectively “Plaintiffs”), individual defendants Damon T. Hininger, David M. Garfinkle, Todd J. Mullenger, Donna M. Alvarado, William F. Andrews, Dennis W. DeConcini, Robert J. Dennis, Mark A. Emkes, John D. Ferguson, John R. Horne, Stacia Hylton, C. Michael Jacobi, Anne L. Mariucci, Thurgood Marshall, Jr., Charles L. Overby, John R. Prann, Jr., Anthony L. Grande, Harley G. Lappin, Henri L. Wedell, and Joseph V. Russell (“Individual Defendants”) and nominal defendant CoreCivic, Inc. have agreed upon terms to settle the Litigation, through counsel, and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant CoreCivic are referred to as “Defendants.”

On December 1, 2022, at 4:00 p.m., in Courtroom 6C, 719 Church Street, Nashville, Tennessee 37203, the Court will hold a hearing (the “Settlement Hearing”) in this action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards should be approved; and (v) such other matters as may be necessary or proper under the circumstances. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current CoreCivic Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CoreCivic Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current CoreCivic Shareholders.

II.	SUMMARY OF THE ACTION

A.	Description of the Derivative Actions and Settlement

CoreCivic is the nation’s largest owner of partnership correctional, detention, and residential reentry facilities, and one of the largest prison operators in the United States.

The Litigation alleges that the Individual Defendants breached their fiduciary duties to CoreCivic by making or causing CoreCivic to make false or misleading statements to the public about CoreCivic’s business, financial prospects, and operational and compliance practices in three general areas:

1.	The safety and security standards of CoreCivic facilities compared to those of Federal Bureau of Prisons (“BOP”) facilities;

2.	The effectiveness of CoreCivic’s rehabilitative services compared to those provided by BOP; and

3.	The possibility that the Department of Justice (“DOJ”) would not renew or extend its contracts with CoreCivic.

The Litigation also alleges that the Individual Defendants were unjustly enriched and that certain of the Individual Defendants sold their personally held shares of CoreCivic stock at artificially inflated prices while in possession of material nonpublic information.

In 2016, the DOJ released a memo to the BOP in which the DOJ directed that, as each contract with privately operated prisons reaches the end of its term, the BOP should either decline to renew that contract or reduce its scope in a manner consistent with law and the overall decline of the BOP’s inmate population. According to the Litigation, the release of this memo revealed the alleged false and misleading statements, which in turn allegedly caused the per share price of CoreCivic’s stock to decline. The Litigation contends that the Individual Defendants’ alleged misconduct exposed CoreCivic to liability in the securities fraud class action captioned, Grae v. Corrections Corporation of America, et al., No. 3:16-cv-02267 (M.D. Tenn.) (Trauger, J.) (“Securities Action”).

The Individual Defendants deny all allegations and contentions in the Litigation.

B.	The Settlement Negotiations

Pursuant to the terms of the various deferral agreements entered into by the Settling Parties, Defendants and Plaintiffs participated in a formal mediation addressing the Litigation, that was conducted concurrently with, but separate from, the mediation in the Securities Action, on February 28, 2019, in Corona del Mar, California. The mediation was supervised by the Mediator, who is a nationally recognized neutral with extensive experience litigating and mediating complex stockholder derivative and class actions.

While the February 28, 2019 mediation ended without a settlement, the Settling Parties, along with the parties in the Securities Action, agreed to return for a second in-person mediation. In advance of the second mediation, the Settling Parties continued to exchange confidential, formal settlement proposals, all of which continued to be overseen by the Mediator.

On May 31, 2019, the Setting Parties attended a second in-person mediation session with the Mediator in Corona del Mar, California. This mediation also ended without a settlement. Following the second mediation, Plaintiffs continued to analyze the substantial volume of documents generated in the Securities Action, as well as transcripts of depositions and other relevant testimony from the Securities Action. Plaintiffs also continued to monitor the progress of the Securities Action and remained in contact with the Mediator.

On May 26, 2021, the Settling Parties attended a third mediation session with the Mediator, via videoconference due to COVID-related health and safety concerns. In the weeks leading up to the third formal mediation session, the Settling Parties exchanged further confidential, formal settlement proposals and continued to attempt to negotiate the contours of a settlement. The Settling Parties also submitted supplemental mediation statements to the Mediator in advance of the third formal mediation session. The third formal mediation session ended without a settlement, but enough progress was made that the Settling Parties agreed to continue discussions, with the substantial oversight and involvement of the Mediator, and to secure additional litigation deferments from the various courts to facilitate such discussions.

Over the next several months, the Settling Parties continued their settlement negotiations with the Mediator’s assistance. Detailed written proposals and counter-proposals were exchanged and debated in numerous written and telephonic communications, which were overseen and facilitated by the Mediator. On or about October 1, 2021, the Settling Parties reached an agreement in principle on the material substantive terms of a global resolution of the Litigation, subject to Board review and approval. The substantive consideration for the Settlement is incorporated herewith as Exhibit A to the Stipulation.

After the Settling Parties reached an agreement in principle on the material substantive terms to resolve the Litigation, Plaintiffs’ Counsel and SLC Counsel (as defined in the Stipulation), commenced negotiations regarding an appropriate award of attorneys’ fees and expenses commensurate with the value of the Settlement benefit and the contributions of Plaintiffs’ Counsel to the Settlement. The fee negotiations were facilitated and supervised by the Mediator, who was familiar with the complexity of the issues, risks, and challenges confronted by Plaintiffs, as well as the Plaintiffs’ Counsel’s efforts in securing the Settlement benefit. Following a number of exchanges through the Mediator, Plaintiffs’ Counsel and SLC Counsel, on behalf of the SLC (as defined in the Stipulation), accepted the Mediator’s proposal, agreeing on the Fee and Expense Amount of $3.5 million.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement requires the Company to adopt certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (“Reforms”). The Reforms shall be maintained for a minimum period of four (4) years following the later of (i) their adoption or (ii) the Effective Date of the Settlement, subject to certain terms set forth in the Stipulation. The Settling Parties agree that the Litigation and settlement efforts in the Litigation were the primary factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

IV.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the principal terms of the Settlement, counsel for the Settling Parties, and the insurer, acting by and through their counsel, separately negotiated the attorneys’ fees and expenses with the assistance of the Mediator.

CoreCivic has agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of $3.5 million (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that the Fee and Expense Amount is fair and reasonable in light of the benefits conferred upon CoreCivic and the Current CoreCivic Shareholders by the Settlement. Additionally, Plaintiffs may apply to the Court for service awards not to exceed $2,000 per Plaintiff (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Parties believe that the Settlement is in the best interests of CoreCivic and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Litigation have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Individual Defendants through trials and possible appeals. Plaintiffs and

Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of CoreCivic and its shareholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon CoreCivic and its shareholders in the form of the Reforms is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of CoreCivic and its shareholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) reviewing and analyzing the CoreCivic’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against CoreCivic related to the allegations in the Litigation; (iii) reviewing and analyzing the allegations contained in the related Securities Action; (iv) researching, drafting, and serving the shareholder demands; (v) researching, drafting, and filing shareholder derivative complaints; (vi) reviewing the 250,000 documents of internal corporate documents and more than twenty deposition transcripts produced to Plaintiffs by CoreCivic in connection with the Litigation; (vii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Litigation and the potential defenses thereto; (viii) researching corporate governance issues; (ix) the preparation and submission of detailed settlement demands and mediation statements in connection with the mediations; (x) attending the mediations; (xi) engaging in extensive settlement discussions with the Mediator and counsel for the Defendants and the SLC; and (xii) negotiating and drafting the settlement documentation for presentment to the Court.

Plaintiffs’ Counsel’s decision is further informed by their thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting amended pleadings, preparing and submitting mediation statements and demands, and during the many months of substantive written and verbal exchanges with Defendants’ Counsel, SLC Counsel, and the Mediator.

B.	Why Did the Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Litigation and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of CoreCivic and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to CoreCivic or its shareholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Litigation. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Litigation, or any liability with respect thereto, the Individual

Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Individual Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Litigation. The Settling Parties agree that neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of (i) any of the Released Claims, (ii) any claims or allegations made in the Litigation, or (iii) any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as, an admission of, or evidence of, (i) any fault, omission, negligence, or wrongdoing by the Defendants, or (ii) any concession of liability whatsoever; or (c) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Individual Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Litigation, or otherwise.

VI.	SETTLEMENT HEARING

On December 1, 2022, at 4:00 p.m., the Court will hold the Settlement Hearing in Courtroom 6C, 719 Church Street, Nashville, Tennessee 37203. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, the amount of an appropriate Fee and Expense Amount, and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current CoreCivic Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CoreCivic Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current CoreCivic Shareholders.

VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current CoreCivic shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CORECIVIC SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, telephone number, and e-mail address;

2. The number of shares of CoreCivic stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current CoreCivic shareholder as of September 9, 2022 through the present;

3. If the objection is made by the Current CoreCivic Shareholder’s counsel, the counsel’s name, address, telephone number and e-mail address;

4. A statement of specific objections to the Settlement, the grounds therefore, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider;

5. The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6. A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.

B.	You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiffs and the Defendants

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN November 1, 2022. The Court Clerk’s address is:

CLERK OF COURT

U.S. District Court for the Middle District of Tennessee

719 Church Street

Nashville, Tennessee 37203

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN

November 1, 2022. Counsel’s addresses are:

Counsel for Plaintiff:

Michael I. Fistel, Jr.

JOHNSON FISTEL, LLP

Murray House

40 Powder Springs Steet

Marietta, GA 30064

Counsel for Defendants:

Steven A. Riley

Milton S. McGee III

RILEY & JACOBSON,PLC

1906 West End Ave.

Nashville, TN 37203

With a copy to

Michael J. McConnell

JONES DAY

1221 Peachtree Street, N.E.

Suite 400

Atlanta, GA 30361

and

Mark W. Rasmussen

JONES DAY

2727 North Harwood Street

Dallas, TX 75201

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED:
HONORABLE ALETA A. TRAUGER